UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      December 19, 2008 (December 15, 2008)
Princeton National Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-20050	36-3210283

(Commission File Number)	(IRS Employer Identification No.)

606 South Main Street
Princeton, Illinois	61356

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code           (815) 875-4444
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
               On December 15, 2008, Princeton National Bancorp, Inc. (the “Company”) approved amended and restated employment agreements and deferred compensation plan with its President and Chief Executive Officer, Tony J. Sorcic and its Executive Vice President, James Miller. A summary of the material terms of the amended and restated agreements are as follows.
Employment Agreements
     Mr. Sorcic has an employment agreement with the Company, effective October 23, 2000, which provides for his full-time employment in his present capacity at a base compensation of $211,172 per year, or such increased amount as the Board of Directors of Citizens First National Bank (the “Bank”) may determine, plus fringe and health and welfare benefits. His term of employment is continuously extended so as to have a remaining term of two years, unless terminated sooner as a result of good cause or for good reason (see discussion below). The agreement also provides that Mr. Sorcic shall be eligible to participate in any incentive plans that the Company establishes for its executives.
     Mr. Miller has an employment agreement with the Company, effective January 8, 2003, which provides for his full-time employment in his present capacity at a base compensation of $139,984 per year, or such increased amount as the Board of Directors of the Bank may determine, plus fringe and health and welfare benefits. His term of employment is continuously extended so as to have a remaining term of eighteen months, unless terminated sooner as a result of good cause or for good reason (see discussion below). The agreement also provides that Mr. Miller shall be eligible to participate in any incentive plans that the Company establishes for its executives.
     A post-termination benefit is payable to Mr. Sorcic if, during the term of his employment agreement, the Company or the Bank terminates his employment without cause, Mr. Sorcic terminates his employment for good reason, Mr. Sorcic terminates his employment following a change in control, or the Company or Citizens Bank terminates Mr. Sorcic’s employment within the twenty-four month period following the change in control. Under any of these circumstances, Mr. Sorcic would be entitled to receive a lump sum payment equal to the greater of his monthly salary times twenty-four or the salary payable for the balance of the term of his employment agreement. For the longer of twenty-four months or the period remaining in his employment agreement, Mr. Sorcic also would be entitled to receive all benefits accrued under any incentive and retirement plan of the Company and he and his dependents would continue to be covered by all welfare plans of the Company. In addition, all outstanding stock options would become fully and immediately exercisable.
     If Mr. Sorcic dies during the term of his employment agreement, for a period of 12 months from the date of death, the Company would pay to his beneficiary Mr. Sorcic’s base salary, Mr. Sorcic’s spouse and other dependents would continue participation in the Company’s welfare benefit plans on the same terms as they would have been provided if Mr. Sorcic were an active employee and, for the period of twenty-four months following the first anniversary of Mr.

Sorcic’s death, Mr. Sorcic’s spouse and other dependents would continue participation in the Company’s welfare benefit plans on the same terms as would have been provided if Mr. Sorcic were a retiree of the Company or the Bank.
     If Mr. Sorcic’s employment terminates due to his disability, the Company will continue to pay his base salary from the date of disability until Mr. Sorcic is eligible to receive benefit payments under the Bank’s disability plan. During the period base salary payments continue, Mr. Sorcic will remain eligible to participate in the Company’s welfare benefit plans. Base salary continuation payments are reduced by disability benefits paid to Mr. Sorcic and cease upon the cessation of disability, except salary will be paid for an additional twelve months if neither the Company nor the Bank offer Mr. Sorcic re-employment in the same position he held prior to his disability.
     A post-termination benefit is payable to Mr. Miller if, during the term of his employment agreement, the Company or the Bank terminates his employment without cause, Mr. Miller terminates his employment for good reason, Mr. Miller terminates his employment following a change in control, or the Company or the Bank terminates Mr. Miller’s employment within the twenty-four month period following the change in control. Under any of these circumstances, Mr. Miller would be entitled to receive a lump sum payment equal to the greater of his monthly salary times eighteen or the salary payable for the balance of the term of his employment agreement. For the longer of eighteen months or the period remaining in his employment agreement, Mr. Miller also would be entitled to receive all benefits accrued under any incentive and retirement plan of the Company and he and his dependents would continue to be covered by all welfare plans of the Company. In addition, all outstanding stock options would become fully and immediately exercisable.
     If Mr. Miller dies during the term of his employment agreement, for a period of 12 months from the date of death, Mr. Miller’s spouse and other dependents would continue participation in the Company’s welfare benefit plans on the same terms as they would have been provided if Mr. Miller were an active employee and for the period of twenty-four months following the first anniversary of Mr. Miller’s death, Mr. Miller’s spouse and other dependents would continue participation in the Company’s welfare benefit plans on the same terms as would have been provided if Mr. Miller were a retiree of the Company or the Bank.
     If Mr. Miller’s employment terminates due to his disability, the Company will continue to pay his base salary from the date of disability until Mr. Miller is eligible to receive benefit payments under the Bank’s disability plan. During the period base salary payments continue, Mr. Miller will remain eligible to participate in the Company’s welfare benefit plans. Base salary continuation payments are reduced by disability benefits paid to Mr. Miller and cease upon the cessation of disability, except salary will be paid for an additional twelve months if neither the Company nor the Bank offer Mr. Miller re-employment in the same position he held prior to his disability.
     A change in control is deemed to occur (i) upon the acquisition by any individual, entity or group of beneficial ownership of more than 25% of the Company’s voting stock; (ii) the commencement of a tender offer or an exchange offer for more than 20% of the Company’s outstanding voting stock; (iii) upon a merger or consolidation of the Company after which the Company’s stockholders immediately prior to the merger hold less than 25% of the voting stock of the surviving corporation; (iv) upon a transfer of 25% or more of the Company’s voting stock or substantially all of the property of Company, other than to an entity of which Company owns at least 50% of the voting stock; (v) upon a merger or consolidation of the Bank after which the Bank’s stockholders immediately prior to the merger hold less than 25% of the voting stock of the surviving corporation; or (vi) upon a transfer of 25% or more of the Bank’s voting stock or substantially all of the property of the Bank, other than to an entity of which the Bank owns at least 50% of the voting stock.
Amendments to Employment Agreements with Mr. Sorcic and Mr. Miller
     Effective December 15, 2008 the employment agreements have been amended to reflect current base salaries in effect for Mr. Sorcic and Mr. Miller which are $319,748 and $179,192 respectively. The employment agreements have also been amended to qualify the compensation payable under the employment agreements for exemption from treatment as deferred compensation under Section 409A of the Internal Revenue Code of 1986 (the “Code”). Payments upon death, in the case of Mr. Sorcic and severance payments following termination of employment in the case of Mr. Sorcic and Mr. Miller will generally be paid in a single lump sum payment within 30 days following termination of employment or in the case of the death benefit payable to Mr. Sorcic by March 15 of the calendar year following the calendar year in which Mr. Sorcic dies. In addition, Mr. Sorcic’s and Mr. Miller’s employment agreements have been amended to eliminate Mr. Sorcic’s and Mr. Miller’s right to receive severance benefits following their decision to voluntarily terminate employment following a change in control of the Company for any reason. Finally, as discussed below, Mr. Sorcic’s employment agreement has been amended to provide for certain rights to Company contributions pursuant to the Company’s 2005 Deferred Compensation Plan.
2005 Deferred Compensation Plan
     Mr. Sorcic participates in the Princeton National Bancorp, Inc. 2005 Deferred Compensation Plan. Under the plan, prior to the beginning of each calendar year, Mr. Sorcic may elect to defer the receipt of all or part of his compensation otherwise payable to him for the forthcoming calendar year. The plan provides that amounts Mr. Sorcic defers are credited with earnings at the prime rate minus one and one-half percent, adjusted annually, as reported in the Wall Street Journal.
     Amounts under the plan are generally payable to Mr. Sorcic upon the earliest of (i) the date his employment terminates; (ii) his death; (iii) his total and permanent disability; or (iv) the date of a change in control of the Company or the Bank. A distribution following Mr. Sorcic’s termination of employment may not occur until 6 months following the date of that termination. In addition, Mr. Sorcic may elect to be paid all or a portion of his plan benefits upon an unforeseeable financial emergency, but only to the extent that the payment is necessary to relieve that emergency.
     Amounts payable under the plan are paid either in a lump sum or ten substantially equal payments. Mr. Sorcic may change the form of benefit or waive the payment of plan accounts upon a change in control and elect to receive payments on the next payment date under the plan, but such a change in the form of benefit or a waiver of payment upon a change in control would generally require a five-year delay in the first scheduled payment under the plans.

     Under the plan, the events that are deemed to constitute a change in control are substantially similar to the events that constitute a change in control under the employment agreement between the Company and Mr. Sorcic. See description above under the section entitled “Employment Agreements.”
Amendments to 2005 Deferred Compensation Plan
     Generally effective January 1, 2005, the plan has been amended to comply with Code Section 409A. Amendments include a revision to the definition of the term “change in control” to increase from 25% to 30% the threshold at which a change in ownership of the Company’s outstanding voting stock will be considered a change in control. In addition, certain provisions restricting the payments of plan benefits upon a plan termination and the amendment of certain defined terms to conform with the requirements of Code Section 409A have been added to the plan. Effective January 1, 2009, the rate at which earnings will be credited to a participant’s account has been changed from the prime rate minus 1 1/2 percentage points to the greater of the prime rate minus 1 1/2 percentage points or 4%.
     In addition to the changes to plan to conform to the requirements of Code Section 409A, the Company has amended the plan to provide for the crediting of discretionary contributions. Each year, the Company may authorize a discretionary contribution to a participant’s account in the plan. The amount and the terms of vesting for such discretionary contribution may be set forth in an award agreement or an employment agreement between the Company and the participant.
     Effective January 1, 2009, the Company and Mr. Sorcic have agreed to amendments to Mr. Sorcic’s employment agreement providing for an annual allocation to Mr. Sorcic’s account in the plan. Commencing on January 1, 2009 and on each of the following four successive anniversaries of that date, provided that Mr. Sorcic remains employed with the Company as of such date, the Company shall credit $25,000 to Mr. Sorcic’s discretionary contributions account in the plan. Mr. Sorcic shall become vested in such contributions at the rate of 20% per year beginning January 1, 2010, provided he is employed by the Company on that date until he is 100% vested in such contributions on January 1, 2014.
     The vested contributions described above and any earnings thereon shall be paid to Mr. Sorcic in 5 substantially equal installments, with the first installment being paid on the date Mr. Sorcic attains age 61 (i.e., June 3, 2014) and the remaining four installments being paid on each June 3rd of the following four years. The contributions described above shall otherwise be made and administered in accordance with the terms and conditions of the plan.
Summary of Federal Income Tax Consequences of the Employment Agreements and the Plan
     The amounts payable to the Mr. Sorcic and Mr. Miller pursuant to the employment agreements are generally not included in their income for federal income tax purposes until they are actually paid. Except for any portion of severance payments under the employment agreements that are treated as excess parachute payments, as described below, the payments are intended to be deductible by the Company.

     The payments under the employment agreements may be considered to be indirectly contingent upon a Change in Control of the Company pursuant to the provisions of Section 280G of the Internal Revenue Code. If the present value as of the date of a Change in Control of the Company, together with all other payments to the Mr. Sorcic or Mr. Miller that are considered directly or indirectly contingent upon a Change in Control, exceeds three times the executive’s base amount, then the amount in excess the executive’s base amount is considered an excess parachute payment. The executive’s base amount is generally defined as the executive’s taxable compensation paid by the Company or its bank affiliates for the five calendar years preceding the year in which the Change in Control of the Company occurs. Excess parachute payments are not deductible by the Company and subject the executive to an excise tax equal to 20% of the excess parachute payment.
     The Company intends that amounts payable pursuant to the employment agreements shall qualify for an exemption from certain requirements of Code Section 409A which include rules regarding the timing of payments to the executives. If the executives are considered key employees pursuant to Code Section 416, then payments to the executives that are considered deferred compensation must not be made until six months following the executive’s termination of employment. The Company intends that the payments under the employment agreements, as amended, will qualify for the short-term deferral exemption under Section 409A. If the employment agreements are subject to, but do not comply with Section 409A, the executive would incur an excise tax equal to 20% of the deferred compensation amounts payable under the employment agreements, plus interest in certain cases.
     Payments under the plan are generally not included in participant’s income for federal income tax purposes until they are actually paid and the payments are intended to be deductible by the Company for federal income tax purposes. Amounts under the plan are generally included in the executive’s compensation for purposes of social security payroll tax purposes at the time such amounts become vested and are not subject to a substantial risk of forfeiture. The Company intends that the plan comply with the requirements with Code Section 409A, including the provision for a six month delay in payments to participants who are considered key employees of the Company as described in the preceding paragraph. If the plan fails to comply with Section 409A, plan participants would be subject to the excise tax and interest described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits:

Exhibit 10.1 Tony J. Sorcic Employment Agreement

Exhibit 10.2 James Miller Employment Agreement

Exhibit 10.3 Deferred Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON NATIONAL BANCORP, INC. (Registrant)
By:	/s/ Tony J. Sorcic
Tony J. Sorcic, President and
Chief Executive Officer

Dated: December 19, 2008

EXHIBIT INDEX

Number	Description

Exhibit 10.1	Tony J. Sorcic Employment Agreement

Exhibit 10.2	James Miller Employment Agreement

Exhibit 10.3	Deferred Compensation Plan